SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 13, 2002
(Date of earliest event reported)

US SEARCH.COM INC.
(exact name of registrant as specified in its charter)

Delaware	Commission File:	95-4504143
(State or other jurisdiction of incorporation or organization)	000-26149	(I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant’s telephone number, including area code)

ITEM 5.    Other Events.

On December 13, 2002, US SEARCH.COM Inc., a Delaware corporation (the “Company”), and The First American Corporation, a California corporation (“First American”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement contemplates that a new holding company, First Advantage Corporation, a Delaware corporation (“Advantage”), will acquire via merger the Company and the several subsidiaries of First American comprising its screening information group. At the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, $0.001 par value per share, of the Company will be converted into the right to receive 0.04 shares of Class A common stock, $0.001 par value per share, of Advantage. As a consequence of the transactions contemplated by the Merger Agreement, immediately following the Effective Time, stockholders of the Company will own approximately 20% of the capital stock of Advantage and First American will own the remaining 80%.

Pequot Private Equity Fund II, L.P. (“Pequot”) has entered into a voting agreement with First American (the “Voting Agreement”), pursuant to which Pequot has agreed to vote the shares of common stock of the Company held by it and certain of its affiliates in favor of the transactions contemplated by the Merger Agreement on the terms set forth therein. As of December 13, 2002, based on the Schedule 13D and amendments thereto filed by Pequot, Pequot and its affiliates were entitled to vote shares representing approximately 54.1% of the issued and outstanding shares of common stock of the Company. A copy of the Voting Agreement is attached hereto as Exhibit 2.2.

A joint press release announcing the Merger Agreement was issued on December 16, 2002. The information contained in the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 7(c).    Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 13, 2002, by and among The First American Corporation, US SEARCH.COM Inc., First Advantage Corporation and Stockholm Seven Merger Corp.

2.2	Voting Agreement, dated as of December 13, 2002, by and between The First American Corporation and Pequot Private Equity Fund II, L.P.

2.3	Stockholders Agreement, dated as of December 13, 2002, by and among The First American Corporation, Pequot Private Equity Fund II, L.P. and First Advantage Corporation.

99.1	Joint Press Release dated December 16, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.COM INC.

Date: December 16, 2002	By:	/s/ BRENT N. COHEN
Name: Brent N. Cohen Title: Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 13, 2002, by and among The First American Corporation, US SEARCH.COM Inc., First Advantage Corporation and Stockholm Seven Merger Corp.

2.2	Voting Agreement, dated as of December 13, 2002, by and between The First American Corporation and Pequot Private Equity Fund II, L.P.

2.3	Stockholders Agreement, dated as of December 13, 2002, by and among The First American Corporation, Pequot Private Equity Fund II, L.P. and First Advantage Corporation.

99.1	Joint Press Release dated December 16, 2002